Exhibit 99.1

MindMed Converts Multiple Voting Shares to Subordinate Voting Shares

- Automatic conversion to be effective March 14, 2022 -

NEW YORK, February 23, 2022 -- Mind Medicine (MindMed) Inc. (NASDAQ: MNMD), (NEO: MMED), (DE: MMQ) (the “Company”), a clinical-stage biopharmaceutical company developing psychedelic-inspired therapies for the treatment of brain-based disorders, announced today that all the Company’s issued and outstanding multiple voting shares (the “Multiple Voting Shares”) will undergo a mandatory conversion into subordinate voting shares (the “Subordinate Voting Shares”) (the “Conversion”), in accordance with the Company’s Articles. The Conversion will be effective March 14, 2022 (the “Effective Date”).

The Company’s transfer agent will provide requisite notice to each holder of Multiple Voting Shares (the “MVS Holders”). On the Effective Date, the Multiple Voting Shares will automatically, without any action on the part of MVS Holders, be converted into Subordinate Voting Shares on the basis of one Multiple Voting Share for 100 Subordinate Voting Shares, and in the case of fractions of Multiple Voting Shares, such number of Subordinate Voting Shares as is determined by multiplying the fraction by 100.

Pursuant to the Conversion, there will be no Multiple Voting Shares issued and outstanding, and the Company will have a single class of shares, the Subordinate Voting Shares, issued and outstanding.

“This conversion reflects an important step that solidifies our transformation into a primarily U.S. based company, and an opportunity to simplify our capitalization structure for the benefit of existing and new shareholders,” said Robert Barrow, Chief Executive Officer and Director of MindMed. “We are rapidly maturing and look forward to providing additional updates on our progress as we continue to drive our business and the psychedelic industry forward.”

About MindMed

MindMed is a clinical-stage psychedelic medicine biotech company that seeks to discover, develop and deploy psychedelic-inspired medicines and therapies to address addiction and mental illness. The Company is assembling a compelling drug development pipeline of innovative treatments based on psychedelic substances including psilocybin, LSD, MDMA, DMT and an ibogaine derivative, 18-MC. The MindMed executive team brings extensive biopharmaceutical experience to MindMed's approach to developing the next generation of psychedelic-inspired medicines and therapies.

MindMed trades on the NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED. MindMed is also traded in Germany under the symbol MMQ.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; lack of product revenue; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described under the headings “Risk Factors” in the Company’s filings with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov.

For Media: media@mindmed.co

For Investors: ir@mindmed.co